UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
REVOLUTION MEDICINES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

REVOLUTION MEDICINES, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Revolution Medicines, Inc., which will be held online at www.virtualshareholdermeeting.com/RVMD2026, on June 18, 2026 at 7:30 a.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically using the control number included on your Notice of Internet Availability, Proxy Card or voting instruction form, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Revolution Medicines.

Sincerely,

/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
Chair of the Board, Chief Executive Officer and President

REVOLUTION MEDICINES, INC.

700 Saginaw Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2026

To the Stockholders of Revolution Medicines, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Revolution Medicines, Inc., a Delaware corporation (the “Company”), will be held on June 18, 2026, at 7:30 a.m. Pacific Time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/RVMD2026. Once registered, you will receive further instructions via email on how to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:

1.	To elect two Class III directors to hold office until the 2029 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.

To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026;

3.

To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 23, 2026 can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; and FOR the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal as described in Proposal No. 3 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
Chair of the Board, Chief Executive Officer and President

Redwood City, California

April 27, 2026

i

REVOLUTION MEDICINES, INC.

700 Saginaw Drive

Redwood City, California 94063

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2026

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Revolution Medicines, Inc. (referred to herein as the “Company”, “Revolution Medicines”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 18, 2026, at 7:30 a.m. Pacific Time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/RVMD2026. Once registered, you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 23, 2026 (the “Record Date”) for the first time on or about May 8, 2026. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available on our website at https://ir.revmed.com/sec-filings.

The only outstanding voting securities of Revolution Medicines are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 212,592,561 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the Internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card will be first made available for access on or about May 8, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 212,592,561 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/RVMD2026, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your Broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.virtualshareholdermeeting.com/RVMD2026. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid legal proxy from your Broker or other agent.

What am I being asked to vote on?

You are being asked to vote on three proposals:

•	Proposal 1 — the election of two Class III directors to hold office until our 2029 Annual Meeting of Stockholders;

•

Proposal 2 — the ratification of the appointment, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2026; and

•

Proposal 3 — the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.

Please note that, by casting your vote by proxy, you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/RVMD2026.

•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the Internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid legal proxy from your Broker. Follow the instructions from your Broker, bank or other agent included with these proxy materials, or contact your Broker to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a Broker, your Broker returns one omnibus proxy to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. The Inspector of Election will separately count: for Proposal No. 1, votes “FOR,” “WITHHOLD” and, if applicable, broker non-votes; and with respect to Proposals No. 2 and No. 3, votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes.

If your shares are held by your Broker as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your Broker to vote your shares. If you do not give voting instructions to your Broker, your Broker can only vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a Broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal No. 2), is considered routine under applicable rules. A Broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. Proposal No. 1 to elect directors and Proposal No. 3 to approve the Say-on-Pay proposal are each considered non-routine under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and No. 3.

How many votes are needed to approve each proposal?

Proposal No. 1 — To elect two Class III directors to hold office until our 2029 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, which means that the two nominees receiving the most “FOR” votes (from the votes of shares present in attendance or represented by proxy and entitled to vote on the election of directors) will be elected. “WITHHOLD” votes and broker non-votes will not be counted towards the vote total for this proposal.

Proposal No. 2 — To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

Proposal No. 3 — To approve, on a non-binding, advisory basis, the Say-on-Pay proposal. The Say-on-Pay proposal requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Because votes on Proposal No. 3 are advisory, they will not be binding on the Board, the Compensation Committee of the Board or the Company. With respect to Proposal No. 3, the Board will review the voting results and take them into consideration when making future decisions about executive compensation.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card, and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“FOR” the election of each of the two nominees for director;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	“FOR” the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 700 Saginaw Drive, Redwood City, California 94063.

•

You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/RVMD2026. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 7:30 a.m. Pacific Time on June 18, 2026. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio systems. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/RVMD2026 using the 16-digit control number on the Proxy Card or voting instruction form.

Can I submit questions prior to or at the virtual Annual Meeting?

An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/RVMD2026. Stockholders may access this portal to submit questions and vote 15 minutes prior to, or during, the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Proxy Card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted before or during the meeting that are pertinent to the Company and the items being brought before the stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2027 to the Secretary of the Company at 700 Saginaw Drive, Redwood City, California 94063; provided, that if the date of next year’s annual meeting is more than 30 days from June 18, 2027, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to our bylaws, as amended and restated to date (our “Bylaws”), in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 18, 2027 and March 20, 2027; provided, that if the date of that annual meeting is more than 30 days before or more than 60 days after June 18, 2027, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees in connection with next year’s annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than April 19, 2027. If the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2026 Annual Meeting of Stockholders, then notice must be provided by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2027 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 212,592,561 shares outstanding and entitled to vote. Accordingly, 106,296,281 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or until such director’s successor is elected and qualified.

The Board currently consists of nine seated directors, divided into the following three classes:

•	Class I directors: Elizabeth McKee Anderson, Flavia Borellini, Ph.D. and Lorence Kim, M.D., whose current terms will expire at the annual meeting of stockholders to be held in 2027;

•

Class II directors: Frank K. Clyburn, Jr., Sandra J. Horning, M.D., Sushil Patel, Ph.D. and Thilo Schroeder, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2028;

•	Class III directors: Alexis Borisy and Mark A. Goldsmith, M.D., Ph.D., whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Alexis Borisy and Mark A. Goldsmith, M.D., Ph.D. have each been nominated to serve as Class III directors and have agreed to stand for election. If elected, each of Mr. Borisy and Dr. Goldsmith will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until their respective successor is elected and has been qualified, or until such director’s earlier death, resignation, disqualification, retirement or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Mr. Borisy and Dr. Goldsmith have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for the directors standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of March 31, 2026 and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class III Directors whose terms expire at the Annual Meeting
Alexis Borisy(2), (3)	54	Director	2014
Mark A. Goldsmith, M.D., Ph.D.	64	President, Chief Executive Officer and Chair of the Board	2014

Class I Directors whose terms expire at the 2027 annual meeting of stockholders
Elizabeth McKee Anderson(2), (5)	68	Director	2015
Flavia Borellini, Ph.D.(2), (4)	66	Director	2021
Lorence Kim, M.D.(1), (3)	52	Director	2022

Class II Directors whose terms expire at the 2028 annual meeting of stockholders
Frank K. Clyburn, Jr.(2), (3), (5)	61	Director	2024
Sandra J. Horning, M.D.(4)	77	Director	2023
Sushil Patel, Ph.D.(1), (5)	55	Director	2022
Thilo Schroeder, Ph.D.(1)	45	Director	2018

(1)	Audit Committee
(2)	Compensation Committee
(3)	Nominating and Corporate Governance Committee
(4)	Research and Development Committee
(5)	Commercialization Committee

Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Directors Continuing in Office Until the Annual Meeting

Alexis Borisy has served on our Board of Directors since November 2014. In 2022, Mr. Borisy co-founded and became the operating chairman of Curie.Bio, a new model for venture in biotech, and co-founded IDRx, Inc., a biopharmaceutical company, which was acquired by GSK plc in February 2025. Mr. Borisy also became a director of Nextech Invest, a Swiss-based venture capital firm, in 2022, and currently serves as the Chairman of Nextech’s board of directors. Mr. Borisy previously served as the Executive Chairman of the board of directors of EQRx, Inc. from September 2021 until its acquisition by Revolution Medicines in November 2023, and as the Chairman and Chief Executive Officer of EQRx from August 2019 to August 2021. From 2010 to June 2019, Mr. Borisy was a Partner at Third Rock Ventures, a venture capital firm. Mr. Borisy co-founded Blueprint Medicines Corporation (Nasdaq: BPMC), a biopharmaceutical company, and served as its Interim Chief Executive Officer from 2013 to 2014 and has served as a member of its board of directors since 2011. Mr. Borisy has also served as a member of the boards of directors of the biotechnology companies Relay Therapeutics, Inc. (Nasdaq: RLAY) and Tango Therapeutics, Inc. (Nasdaq: TNGX) since April 2015 and March 2017, respectively. Mr. Borisy previously served as a member of the boards of directors of OPKO Health, Inc. (Nasdaq: OPK), a biopharmaceutical company, from May 2022 to March 2024, and Magenta Therapeutics, Inc., a publicly traded biotechnology company prior to its acquisition by Dianthus Therapeutics, Inc., from June 2015 to June 2022. Mr. Borisy co-founded Foundation Medicine, Inc., a biotechnology company, where he served as its Interim Chief Executive Officer from 2009 to 2011. Mr. Borisy received an A.B. in Chemistry from the University of Chicago and an A.M. in Chemistry and Chemical Biology from Harvard University. We believe Mr. Borisy’s extensive experience as an executive of, and working with and serving on the board of directors of, multiple biopharmaceutical and life sciences companies, his educational background and his experience working in the venture capital industry provide him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Mark A. Goldsmith, M.D., Ph.D. has served on our Board of Directors and as our Chief Executive Officer and President since November 2014, and was appointed as Chair of the Board in 2020. From 2009 to July 2021, Dr. Goldsmith served on the board of directors of Constellation Pharmaceuticals, Inc., a publicly traded biopharmaceutical company prior to its acquisition by MorphoSys AG, where he also served as President and Chief Executive Officer from 2009 to 2012, as Chairman from 2012 to June 2016 and from March 2017 to July 2021, and as Interim Executive Chairman from June 2016 to March 2017. Dr. Goldsmith was previously a Partner with Third Rock Ventures, a life science venture capital firm, from 2013 to 2015, and a Venture Partner with Third Rock Ventures from 2012 to 2013. Dr. Goldsmith served as President and Chief Executive Officer and on the board of directors of Global Blood Therapeutics, a biopharmaceutical company, from 2012 to 2014. Dr. Goldsmith also served as President and Chief Executive Officer of Nurix Therapeutics, Inc. (formerly Nurix Inc.), a drug discovery company, from 2012 to 2014, and on its board of directors from 2012 to 2016. Dr. Goldsmith has served on the board of directors of Nura Bio Inc. since February 2018. Before entering the private sector, Dr. Goldsmith led a medical research laboratory at the Gladstone Institute of Virology, practiced medicine on the faculty of the School of Medicine of the University of California, San Francisco and the San Francisco General Hospital, and was a consultant to leading pharmaceutical and biotechnology companies. Dr. Goldsmith received an A.B. in Biology from Princeton University and an M.D. and Ph.D. in Microbiology and Immunology from the School of Medicine of the University of California, San Francisco. We believe that Dr. Goldsmith’s role as our Chair of the Board, Chief Executive Officer and President together with his extensive experience as an executive and director of several companies in the biopharmaceutical and biotechnology industry, his extensive knowledge of our company, his experience as a venture capital investor in the life sciences industry and his educational background provide him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Elizabeth McKee Anderson has served on our Board of Directors since March 2015. Ms. Anderson has served on the board of directors of GSK plc (NYSE: GSK), a pharmaceutical company, since September 2022. Ms. Anderson has served on the board of directors of BioMarin Pharmaceutical Inc. (Nasdaq: BMRN), a biotechnology company, since July 2019. Since November 2018, Ms. Anderson has served on the board of directors of Insmed Incorporated (Nasdaq: INSM), a biopharmaceutical company. Ms. Anderson previously served in various roles at Janssen Pharmaceuticals, Inc., a Johnson & Johnson company focusing on pharmaceuticals, from 2003 to 2014, most recently as Worldwide Vice President, Commercial Leader, Infectious Diseases and Vaccines, from 2012 to 2014 and Worldwide Vice President, Global Strategic Marketing and Market Access, Vaccines from 2010 to 2012 and as Worldwide Vice President, Biotechnology, Immunology and Oncology, Global Strategic Marketing from 2006 to 2010. Prior to that, Ms. Anderson served as Vice President and General Manager for Wyeth Lederle Vaccines, a division of Wyeth, a pharmaceutical company. Ms. Anderson received a B.Eng. in Engineering and Technical Management from Rutgers, The State University of New Jersey-New Brunswick and an M.B.A. in Finance from Loyola University Maryland. We believe that Ms. Anderson’s extensive experience in biotechnology and pharmaceutical companies and in serving on the boards of directors of biopharmaceutical and life sciences companies provides her with the qualifications and skills necessary to serve as a member of our Board of Directors.

Flavia Borellini, Ph.D. has served on our Board of Directors since June 2021. Dr. Borellini served on the board of directors of Viracta Therapeutics (Nasdaq: VIRX), a biotechnology company, from August 2021 to February 2025. Dr. Borellini served as the Global Franchise Head, Hematology at AstraZeneca PLC, a pharmaceutical company, from September 2018 to January 2020. Dr. Borellini previously served as the Chief Executive Officer of Acerta Pharma LLC, a biotechnology company, from February 2016 to February 2019. Dr. Borellini has also led the global development, approval and launch of several oncology drugs, including a first-in-class EGFR T790M inhibitor (osimertinib, AstraZeneca) and a first-in-class BRAF inhibitor

(vemurafenib, Roche), and served as the program leader for a HER2 positive metastatic breast cancer inhibitor (trastuzumab) and an EGFR tyrosine kinase inhibitor (erlotinib) at Genentech, Inc. Dr. Borellini also previously held a Research Assistant Professor position at Georgetown University. Dr. Borellini received a Ph.D. in Pharmaceutical Chemistry from the University of Modena in Italy and completed her post-doctoral training at the National Cancer Institute. We believe that Dr. Borellini’s extensive experience in the biotechnology and biopharmaceutical industries and her service as a director for other biotechnology companies provides her with the qualifications and skills necessary to serve as a member of our Board of Directors.

Lorence Kim, M.D. has served on our Board of Directors since July 2022. He is the co-founder of Ascenta Capital Management, LLC where he has served as a managing partner since January 2023. Prior to Ascenta Capital, he was a Venture Partner at Third Rock Ventures, a venture capital firm, from September 2020 to December 2022. Prior to joining Third Rock Ventures, Dr. Kim served as Chief Financial Officer of Moderna, Inc. (Nasdaq: MRNA), a biotechnology company, from April 2014 to June 2020. From July 2000 to April 2014, Dr. Kim held a number of positions at Goldman, Sachs & Co., an investment bank, most recently as a Managing Director and co-head of biotechnology investment banking. Dr. Kim serves on the board of directors of Cencora, Inc. (NYSE: COR), a global pharmaceutical solutions company. Dr. Kim previously served on the boards of directors of Seres Therapeutics, Inc. (Nasdaq: MCRB), a biotechnology company, and Cowen Inc., a publicly traded investment bank prior to its acquisition by TD Bank Group. He also serves on the board of governors of the American Red Cross. Dr. Kim received an A.B. in Biochemical Sciences from Harvard University, an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. Healthcare Management from the Wharton School of the University of Pennsylvania. We believe that Dr. Kim’s experience as an officer and director of other biotechnology companies and his financial and capital markets experience provide him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Frank K. Clyburn, Jr. has served on our Board of Directors since August 2024. Mr. Clyburn served as the Chief Executive Officer and on the board of directors of International Flavors & Fragrances Inc. (NYSE: IFF), a food ingredients, beverage, scent, healthcare and biosciences company, from February 2022 to February 2024. Prior to joining IFF, Mr. Clyburn served as Executive Vice President and Division President of Human Health at Merck & Co., Inc. from March 2021 to January 2022. Before that, Mr. Clyburn held various leadership positions at Merck from November 2009 to January 2022 and was responsible for building Merck’s oncology business unit and leading its Keytruda franchise from its inception. Previously, Mr. Clyburn served as Vice President & Head of U.S. Internal Medicine and Oncology Business at Sanofi Aventis, a pharmaceutical company, and held various management positions of increasing responsibility within the company from 1994 to 2008. From 1987 to 1994, Mr. Clyburn held various sales positions at Marion Laboratories. Mr. Clyburn serves on the board of directors of Cencora, Inc. (NYSE:COR), a global pharmaceutical solutions company, and Kailera Therapeutics, Inc. (Nasdaq: KLRA), a biotechnology company. Mr. Clyburn previously served on the board of directors of DuPont de Nemours, Inc., a multi-industry specialty solutions company, from June 2019 to January 2022. Mr. Clyburn received an M.B.A. from Arizona State University and a B.A. from Franklin & Marshall College. We believe Mr. Clyburn’s extensive experience as an officer and director of other biosciences and pharmaceutical companies provides him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Sandra J. Horning, M.D. has served on our Board of Directors since November 2023. Dr. Horning was a co-founder of EQRx, Inc., a biotechnology company, and an advisor and director of EQRx from August 2019 until its acquisition by Revolution Medicines in November 2023. Prior to her tenure at EQRx, she was the Chief Medical Officer and Global Head of Product Development of Roche/Genentech, a pharmaceutical and biotechnology company, from 2014 until her retirement in 2019. Before joining Roche/Genentech, Dr. Horning spent 25 years as a practicing oncologist and investigator and tenured Professor at Stanford University School of Medicine, where she remains a Professor of Medicine Emerita. She has held multiple leadership positions, including as the President of the American Society of Clinical Oncology (ASCO). From 2015 to 2018, Dr. Horning served on the board of directors of Foundation Medicine, Inc., a biotechnology company. She has served as a member of the boards of directors of Olema Pharmaceuticals, Inc. (Nasdaq: OLMA), a biopharmaceutical company, since November 2020; Moderna, Inc. (Nasdaq: MRNA), a pharmaceutical and biotechnology company, since March 2020, and Gilead Sciences, Inc. (Nasdaq: GILD), a biopharmaceutical company, since January 2020. Dr. Horning received an M.D. from the University of Iowa School of Medicine and completed her internal medicine training at the University of Rochester and a fellowship in oncology at Stanford University. We believe that Dr. Horning’s extensive experience in the biotechnology and pharmaceutical industries and her service as a director for other biotechnology, biopharmaceutical and pharmaceutical companies provides her with the qualifications and skills necessary to serve as a member of our Board of Directors.

Sushil Patel, Ph.D. has served on our Board of Directors since June 2022. Dr. Patel has served as Chief Executive Officer of Replimune Group, Inc. (Nasdaq: REPL), a biotechnology company, since April 2024 and previously served as its Chief Strategy Officer from January 2023 to March 2024 and its Chief Commercial Officer from May 2021 to January 2023. Prior to joining Replimune, Dr. Patel served as VP, Franchise Head for Lung, Skin, Tumor Agnostic, and Rare Cancers at Genentech, Inc. from April 2018 to May 2021, and previously held various positions of increasing responsibility at Genentech, Inc. from 2002 to April 2018, including global launch lead and lifecycle leader for Tecentriq® in lung cancer. From 1999 to 2002, he was Senior Consultant at Front Line Strategic Management Consulting. Prior to this, Dr. Patel served as a Senior Research Executive at IMS Health in the Pharma Strategy Group from 1996 to 1999 and Clinical Research Scientist at the Central Public Health Laboratory from 1993 to 1996. He obtained a Ph.D. in Molecular Biology from the University of London in 1999, an M.S. in Biotechnology from the Imperial College London in 1993 and a B.S. in Microbiology and Microbial Technology from the University of Warwick in 1992. We believe that Dr. Patel’s experience as an officer of other biotechnology companies and his educational background provide him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Thilo Schroeder, Ph.D. has served on our Board of Directors since March 2018. Since 2012, Dr. Schroeder has been a Managing Partner at Nextech Invest Ltd., a venture capital fund focused on investing in oncology companies. Dr. Schroeder previously served on the boards of directors of PMV Pharmaceuticals, Inc. (Nasdaq: PMVP), a precision medicine oncology company, IDEAYA Biosciences, Inc. (Nasdaq: IDYA), an oncology-focused biotechnology company and Silverback Therapeutics, Inc., a publicly traded biopharmaceutical company, prior to its acquisition by ARS Pharmaceuticals, Inc. Prior to joining Nextech in 2012, Dr. Schroeder worked in research specializing on the development of Designed Ankyrin Repeat Proteins (DARPins) as specific protein inhibitors from 2007 to 2012. Dr. Schroeder received a B.S. in Biology from the Technical University of Darmstadt in Germany, an M.S. in Biotechnology from the École Supérieure de-Biotechnologie de Strasbourg in France, and a Ph.D. in Biochemistry from the University of Zurich in Switzerland. We believe that Dr. Schroeder’s educational background and research experience, his experience as a board member of biotechnology and pharmaceutical companies, and his experience as an investor in life sciences companies provide him with the qualifications and skills necessary to serve as a member of our Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026, and is seeking ratification of this selection by our stockholders at the Annual Meeting. PwC has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2017. Representatives of PwC are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents nor applicable law requires stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for services provided by PwC relating to the fiscal years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
	(in thousands)
Audit Fees(1)	$2,036	$2,022
Audit-Related Fees(2)	110	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,146	$2,022

(1)

Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. Audit Fees for the fiscal years ended December 31, 2025 and December 31, 2024 also include professional services provided in connection with our public equity offerings, financings and other capital markets transactions, including comfort letters, consents and review of documents filed with the SEC.

(2)	Audit-Related Fees consist of system implementation assessment services.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee or if such service falls within applicable exceptions under SEC rules. The Audit Committee pre-approved all services provided by PwC for the fiscal years ended December 31, 2025 and 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Revolution Medicines under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee

Lorence Kim, M.D., Chair
Sushil Patel, Ph.D.
Thilo Schroeder, Ph.D.

PROPOSAL NO. 3

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

As required by Section 14A(a)(1) of the Exchange Act and related rules of the SEC, the below resolution provides our stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal and vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

We encourage our stockholders to review the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement for additional detail regarding the compensation of our named executive officers.

As an advisory approval, this proposal is not binding upon us, our Board, or our Compensation Committee, which are responsible for the design and administration of our executive compensation program. However, we, our Board and our Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal and will carefully consider stockholder feedback and the results of Say-on-Pay Votes when making future compensation decisions. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Revolution Medicines, Inc. approve, on an advisory basis, the 2025 compensation of Revolution Medicines, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Revolution Medicines, Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders.”

Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting Say-on-Pay Votes, the next scheduled Say-on-Pay Vote will be at the 2027 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE FOREGOING RESOLUTION.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and other employees, which is available on our website at https://ir.revmed.com/governance-overview. Our Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation
S-K.
In addition, we intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and the date of such amendment and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver, in each case, on our website in the future.
Insider Trading Compliance Policy and Guidelines
We have adopted an insider trading compliance policy and procedures governing the purchase, sale and other dispositions of securities by our directors, officers, employees and certain contractors and consultants (“Covered Persons”) that are designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq Stock Market LLC (“Nasdaq”) listing standards.
Our insider trading policy provides that Covered Persons may not trade any type of security while in possession of material, non-public
information (“MNPI”) relating to such security, whether the issuer of such security is the Company or any other company. In addition, our insider trading policy prohibits the purchase or sale of any security of the Company during specified restricted periods that generally begin on the last trading day before the end of any fiscal quarter and end after the first full trading day after the public release of our earnings data. There are limited exceptions to these restricted trading periods, such as exercises of stock options without a market sale or trades made pursuant to an established plan intended to satisfy the affirmative defense conditions of Rule
10b5-1(c)
of the Exchange Act. Our insider trading policy includes restrictions regarding direct or indirect communications of MNPI to anyone outside the Company. Our insider trading policy also prohibits all Covered Persons from engaging in derivative securities transactions, including hedging, with respect to our equity securities and from pledging our equity securities as collateral for a loan or holding our securities in a margin account. We have also adopted procedures designed to further the foregoing purposes.
The foregoing summary of our insider trading policy and procedures is not complete and is qualified by reference to our full insider trading policy and procedures, a copy of which can be found as an exhibit to our Annual Report on Form
10-K
for the year ended December 31, 2024 filed with the SEC on February 26, 2025.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. The Corporate Governance Guidelines include the Board’s standards used in nominating director candidates, which include candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. A copy of our Corporate Governance Guidelines is available on our website at https://ir.revmed.com/governance-overview.

Independence of the Board of Directors

As required under the Nasdaq rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Goldsmith, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Goldsmith is not considered independent because he is an employee of Revolution Medicines. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Dr. Goldsmith currently serves as the Chair of the Board and Mr. Borisy currently serves as the lead independent director of our Board. In his role as lead independent director, Mr. Borisy presides over the executive sessions of the Board and acts as a liaison between management and the Board.

Our Board has concluded that its current leadership structure is appropriate at this time. However, our Board will continue to periodically review its leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for periodically reviewing and discussing with management our policies with respect to risk assessment and risk management and for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee provides oversight with respect to environmental, social and governance (“ESG”) matters, including monitoring the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee has responsibility for compensation risk related to our compensation plans, including assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Research and Development Committee and a Commercialization Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance at least annually;

•	determines the terms of engagement of the independent registered public accounting firm;

•	pre-approves the retention of the independent registered public accounting firm to perform any audit or non-audit services;

•

reviews and discusses with management and the independent registered public accounting firm our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;

•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding accounting internal controls or auditing matters;

•	regularly reports to the Board regarding the activities of the Audit Committee;

•	periodically reviews and assesses treasury functions including cash management process;

•	discusses on a periodic basis, or as appropriate, with management, our policies and procedures with respect to risk assessment and risk management;

•	periodically reviews the performance of the Audit Committee and its members; and

•	reviews the Audit Committee charter at least annually.

The current members of our Audit Committee are Lorence Kim, M.D., Sushil Patel, Ph.D. and Thilo Schroeder, Ph.D. Dr. Kim serves as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Dr. Kim and Dr. Patel are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Dr. Kim, Dr. Patel and Dr. Schroeder are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. Our Audit Committee charter is available on the Company’s website at https://ir.revmed.com/governance-overview.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our directors, officers and employees and compliance with applicable compensation rules. Among other things, the Compensation Committee:

•	reviews and recommends to our Board corporate goals and objectives relevant to compensation of our employees and our executive officers;

•

evaluates the performance of our executive officers (including our Chief Executive Officer) including in light of those goals and objectives, and approves the compensation of these officers based on such evaluations;

•

reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers, including our Chief Executive Officer;

•	reviews and makes recommendations to our Board with respect to the compensation of our non-employee directors;

•	evaluates compliance with applicable compensation rules, regulations and guidelines and other law, as applicable;

•	reviews and discusses with management the compensation discussion and analysis and produces the annual Compensation Committee report, if required;

•	reviews and considers stockholder advisory votes on executive compensation;

•	periodically reviews the performance of the Compensation Committee and its members; and

•	reviews the Compensation Committee charter at least annually.

The current members of our Compensation Committee are Elizabeth McKee Anderson, Flavia Borellini, Ph.D., Alexis Borisy and Frank K. Clyburn, Jr. Ms. Anderson serves as the chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. The Compensation Committee’s charter permits it to delegate its authority and responsibilities to a subcommittee of Compensation Committee members, subject to certain limitations and guidelines. Our Compensation Committee charter is available on the Company’s website at https://ir.revmed.com/governance-overview.

The Compensation Committee has retained Compensia, a national executive compensation consulting firm, as independent compensation consultant to the Compensation Committee. Compensia was engaged to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters and for overseeing the annual self-evaluation of the Board and its committees. The Nominating and Corporate Governance Committee also reviews, assesses and provides oversight with respect to corporate social responsibility.

The current members of our Nominating and Corporate Governance Committee are Alexis Borisy, Frank K. Clyburn, Jr., and Lorence Kim, M.D. Dr. Kim serves as the chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. Our Nominating and Corporate Governance Committee charter is available on the Company’s website at https://ir.revmed.com/governance-overview.

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. The Nominating and Corporate Governance Committee also recommends to the Board the nominees for election at our annual meetings of stockholders. The Nominating and Corporate Governance Committee, in recommending candidates for election to the Board, and the Board, in nominating director candidates, consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria, as well as any other factors they deem relevant:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member of other companies, including service on the board of directors of another publicly held company;

•	professional and academic experience relevant to the Company’s industry;

•	strength of leadership skills;

•	experience in finance and accounting and/or executive compensation practices; and

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.

Currently, our Nominating and Corporate Governance Committee and Board evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Bylaws. As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review our Bylaws, which are available, without charge, from the Secretary of the Company, at 700 Saginaw Drive, Redwood City, California 94063. In addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting. If the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

Research and Development Committee

The Research and Development Committee provides advice and support to the Company in relation to the Company’s research and development programs. The principal responsibilities of the Research and Development Committee include (i) assisting the Board in its oversight of the Company’s research and development activities and strategy, (ii) assessing and providing advice with respect to the allocation of resources and investment in the Company’s research and development activities and (iii) assessing science, technology, medical and regulatory trends and developments relevant to the Company’s research and development, and considering their potential impact on the Company’s research and development programs or plans.

The current members of our Research and Development Committee are Flavia Borellini, Ph.D. and Sandra J. Horning, M.D. Dr. Borellini serves as the chair of the Research and Development Committee.

Commercialization Committee

The Commercialization Committee provides advice and support to the Company in relation to the Company’s commercialization activities. The principal responsibilities of the Commercialization Committee include (i) assisting the Board in its oversight of the Company’s commercialization activities and strategy, (ii) assessing and providing advice with respect to the allocation of resources and investment in the Company’s commercialization activities and (iii) assessing market opportunities and considering their potential impact on the Company’s commercialization efforts.

The current members of our Commercialization Committee are Elizabeth McKee Anderson, Frank K. Clyburn, Jr., and Sushil Patel, Ph.D. Mr. Clyburn serves as the chair of the Commercialization Committee.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2025, our Board met 15 times, the Audit Committee met 4 times, the Compensation Committee met 5 times, the Nominating and Corporate Governance Committee met 3 times, the Research and Development Committee met 2 times and the Commercialization Committee met 3 times. During 2025, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders, but attendance is not mandatory. All nine of our then-serving and continuing directors attended our 2025 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Company, at 700 Saginaw Drive, Redwood City, California 94063. The Secretary of the Company will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2025, our Compensation Committee consisted of Ms. Anderson, Dr. Borellini, Mr. Borisy and Mr. Clyburn. No such member of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

We do not provide directors who are also our employees, including Dr. Goldsmith, any additional compensation for their service as directors. In addition, Dr. Schroeder does not receive any compensation for his service on our Board of Directors.

We maintain a compensation program for our non-employee directors (the “Director Compensation Program”). As in effect for 2025, the Director Compensation Program, provided for the following:

•	Each non-employee director received an annual cash retainer in the amount of $50,000.

•

The lead independent director received an additional annual cash retainer in the amount of $30,000, and a non-executive chair, if appointed, would have received an additional annual cash retainer in the amount of $30,000.

•

The chair of the Audit Committee received additional annual cash compensation in the amount of $20,000 for such chair’s service on the Audit Committee. Each non-chair member of the Audit Committee received additional annual cash compensation in the amount of $10,000 for such member’s service on the Audit Committee.

•

The chair of the Compensation Committee received additional annual cash compensation in the amount of $18,000 for such chair’s service on the Compensation Committee. Each non-chair member of the Compensation Committee received additional annual cash compensation in the amount of $9,000 for such member’s service on the Compensation Committee.

•

The chair of the Nominating and Corporate Governance Committee received additional annual cash compensation in the amount of $10,000 for such chair’s service on the Nominating and Corporate Governance Committee. Each non-chair member of the Nominating and Corporate Governance Committee received additional annual cash compensation in the amount of $5,000 for such member’s service on the Nominating and Corporate Governance Committee.

•

The chair of the Research and Development Committee received additional annual cash compensation in the amount of $15,000 for such chair’s service on the Research and Development Committee. Each non-chair member of the Research and Development Committee received additional annual cash compensation in the amount of $7,500 for such member’s service on the Research and Development Committee.

•

Following the formation of the Commercialization Committee: (i) the chair of the Commercialization Committee received additional annual cash compensation in the amount of $15,000 for such chair’s service on the Commercialization Committee and (ii) each non-chair member of the Commercialization Committee received additional annual cash compensation in the amount of $7,500 for such member’s service on the Commercialization Committee.

Under the Director Compensation Program, each non-employee director was automatically granted an option and a restricted stock unit (“RSU”) award upon the director’s initial appointment or election to our Board of Directors (the “Initial Grant”), and each non-employee director who had been serving on our Board of Directors prior to April 1 of the calendar year in which an annual meeting of stockholders occurred was automatically granted an option and an RSU grant on the date of the annual meeting of stockholders (the “Annual Grant”); provided that the Annual Grant to any director who had joined the Board after the previous annual meeting of stockholders would have been pro-rated.

The Initial Grant was comprised of an equity award covering the number of shares of our common stock for the award to have an aggregate grant date fair value of $834,000 (valued based on the average closing price of the Company’s common stock for the 30 trading days preceding the grant date). 70% of this value was allocated to an Option to purchase our common stock (the “Initial Option”) and 30% of this value was allocated to restricted stock units under the Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Initial RSUs”). The Initial Option vests in substantially equal monthly installments for three years from the date of appointment, and the Initial RSUs vest in substantially equal quarterly installments over a three-year period beginning on the first specified quarterly vesting date following the grant date, in each case, subject to continued service through the applicable vesting date.

The Annual Grant was comprised of an equity award covering the number of shares of our common stock for the award to have an aggregate grant date fair value of $417,000 (valued based on the average closing price of the Company’s common stock for the 30 trading days preceding the grant date). 70% of this value was allocated to an Option to purchase Common (the “Annual Option”) and 30% of this value was allocated to restricted stock units under the Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Annual RSUs”). The Annual Option vests on the earlier of (i) the first anniversary of the date of grant or (ii) immediately prior to the next annual meeting of stockholders, subject to continued service through the applicable vesting date. The Annual RSUs vest on the earlier of (i) the first anniversary of the first specified quarterly vesting date following the annual meeting of stockholders or (ii) immediately prior to the next annual meeting of stockholders, subject to continued service through the applicable vesting date. For purposes of the Director Compensation Program, the specified quarterly vesting dates are March 15, June 15, September 15 or December 15.

The Director Compensation Program is subject to all the terms of our 2020 Incentive Award Plan (the “2020 Plan”) and accordingly, the sum of the grant date fair value of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards granted to an individual for services as a non-employee director under the 2020 Plan during any calendar year may not exceed $1,000,000.

In March 2026, we amended the Director Compensation Program, effective as of the Annual Meeting, to (i) increase the annual cash retainer for the chair of the Audit Committee to $25,000; (ii) increase the annual cash retainer for non-chair members of the Audit Committee to $12,500; (iii) increase the annual cash retainer for the chair of each of the Compensation Committee, Research and Development Committee and Commercialization Committee to $20,000; (iv) increase the annual cash retainer for non-chair members of each of those committees to $10,000; (v) modify the value of the Annual Grant to $450,000 and Initial Grant to $900,000 with 60% of the value allocated to options and 40% of the value allocated to RSUs; and (vi) revise vesting of the Initial RSU Grant to annual vesting over three years beginning on the first specified quarterly vesting date following the grant date, in each case, subject to continued service through the applicable vesting date.

2025 Director Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to non-employee directors during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
Elizabeth McKee Anderson	69,610	117,762	274,248	461,620
Flavia Borellini, Ph.D.	69,214	117,762	274,248	461,225
Alexis Borisy	89,214	117,762	274,248	481,225
Frank K. Clyburn, Jr.	69,391	105,169	244,937	419,497
Sandra J. Horning, M.D.	53,819	117,762	274,248	445,829
Lorence Kim, M.D.	76,319	117,762	274,248	468,329
Sushil Patel, Ph.D.	63,819	117,762	274,248	455,829
Thilo Schroeder, Ph.D.(1)	—	—	—	—
Barbara Weber, M.D.(4)	42,335	—	—	42,335

(1)	Dr. Schroeder has waived compensation for service on our Board.

(2)

Amounts reported represent the aggregate grant date fair value of restricted stock unit and option awards granted to our non-employee directors during 2025, computed in accordance with ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for details as to the assumptions used to determine the grant date fair value of the awards.

(3)	As of December 31, 2025, Dr. Weber and our non-employee directors held the following outstanding options and restricted stock units:

Name	Shares Underlying Options Outstanding at Fiscal Year End	Restricted Stock Units Outstanding at Fiscal Year End
Elizabeth McKee Anderson	114,397	3,142
Flavia Borellini, Ph.D.	89,647	3,142
Alexis Borisy	156,249	3,142
Frank K. Clyburn, Jr.	36,877	6,850
Lorence Kim, M.D.	82,729	3,142
Sushil Patel, Ph.D.	73,419	3,142
Sandra J. Horning, M.D.	58,622	6,642
Thilo Schroeder, Ph.D.	—	—
Barbara Weber, M.D.	97,614	—

(4)	Dr. Weber resigned from the Board in June 2025. Amounts reported in this table reflect prorated cash retainers earned for service through the effective date of her resignation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2025, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of March 31, 2026.

Name	Age	Position(s)
Mark A. Goldsmith, M.D., Ph.D.	64	Chief Executive Officer, President and Chair of the Board
Jack Anders	49	Chief Financial Officer
Stephen M. Kelsey, M.D., FRCP, FRCPath	65	President, Research and Development
Margaret Horn, J.D.	63	Chief Operating Officer
Alan Sandler, M.D.	69	Chief Development Officer
Anthony Mancini	55	Chief Global Commercialization Officer
Jeffrey Cislini	51	Senior Vice President, General Counsel and Secretary

Dr. Goldsmith’s biographical information is included above under “Proposal No. 1—Election of Directors.”

Jack Anders has served as our Chief Financial Officer since September 2022, as our Senior Vice President, Finance from March 2021 to September 2022 and as our Vice President, Finance from August 2018 to March 2021. Prior to joining Revolution Medicines, Mr. Anders held various positions of increasing responsibility at Depomed, Inc., a specialty pharmaceutical company, from 2006 to July 2018, most recently as its Vice President of Finance. Mr. Anders held various managerial roles in finance and accounting at Elan Pharmaceuticals, Yahoo! and Novellus Systems. Mr. Anders began his career in the life sciences practice at PricewaterhouseCoopers LLP. He received a B.A. in Economics, with an emphasis in Accounting, from the University of California, Los Angeles and is a former certified public accountant.

Stephen M. Kelsey, M.D., FRCP, FRCPath has served as our President, Research and Development since March 2017. Previously, Dr. Kelsey served as President of Onkaido Therapeutics, a Moderna venture biopharmaceutical company, from 2014 to March 2017. Dr. Kelsey also served as Senior Vice President, New Projects at Medivation, a biopharmaceutical company, from 2013 to 2014. From 2009 to 2013, Dr. Kelsey served as Executive Vice President, Research and Development, and Chief Medical Officer at Geron Corporation, a biopharmaceutical company. He also serves on the scientific advisory boards of Autobahn Laboratories and Remix Therapeutics. He received a B.Sc. in Pharmacology, an M.B. Ch.B. in Medicine and an M.D. from the University of Birmingham, U.K.

Margaret Horn, J.D. has served as our Chief Operating Officer since October 2018. She previously served as our General Counsel from December 2014 to September 2022 and as our Executive Vice President from December 2014 to October 2018. Prior to joining Revolution Medicines, Ms. Horn served as Chief Operating Officer at ProLynx LLC from 2010 to December 2014, and before that, as Senior Vice President, Legal and Corporate Development at Kosan Biosciences, Inc. and as a Senior Vice President, Legal at Genencor International, Inc. Ms. Horn has served on the board of directors of Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a biotechnology company, since December 2022. She received a B.S. in Pharmacy from the University of the Sciences in Philadelphia, a J.D. from the Villanova University Charles Widger School of Law and an executive M.B.A. from the Pennsylvania State University.

Alan Sandler, M.D. has served as our Chief Development Officer since September 2025. Previously, Dr. Sandler served as Chief Medical Officer of ALX Oncology Holdings, Inc. from November 2024 until September 2025, where he led clinical strategy and advanced the company’s immune-oncology pipeline. Before ALX Oncology Holdings, he was Chief Medical Officer of Mirati Therapeutics, Inc. from November 2022 until April 2024, when Mirati was acquired by Bristol Myers Squibb. Previously, he served as President and Head of Global Development, Oncology at Zai Lab Limited from December 2020 until November 2022, and earlier held senior leadership roles at Genentech, a member of the Roche Group, from July 2013 until January 2018, where he drove multiple oncology development programs. Dr. Sandler currently serves on the board of directors of

ALX Oncology Holdings, Inc. (Nasdaq: ALXO) and previously served on the board of directors of Elevation Oncology, Inc. (Nasdaq: ELEV) from February 2024 until June 2025 when it was acquired by Concentra Biosciences. He has also held academic leadership roles at Oregon Health and Science University, Indiana University and Vanderbilt University. He received a B.S. in Pharmacy from the University of Toledo and an M.D. from Rush Medical College and completed his training in internal medicine and a fellowship in medical oncology at Yale-New Haven Medical Center.

Anthony Mancini has served as our Chief Global Commercialization Officer since March 2025. Previously, Mr. Mancini served as Executive Vice President & Chief Operating Officer at Genmab A/S from March 2020 until March 2025, where he played a pivotal role in transforming the company from an R&D focused organization to an end-to-end enterprise. Prior to Genmab, Mr. Mancini spent nearly 24 years at Bristol-Myers Squibb, where he held progressively senior leadership roles across multiple geographies, including in the U.S., Europe, Canada, Australia and New Zealand. He received a B.S. in Biochemistry from the University of Ottawa and an M.B.A. in International Management, from Clemson University.

Jeffrey Cislini has served as our Senior Vice President, General Counsel and Secretary since September 2022 and as our Vice President, Deputy General Counsel from June 2020 to September 2022. Prior to joining Revolution Medicines, Mr. Cislini held positions of increasing responsibility at Atara Biotherapeutics, Inc., a biotechnology company, from September 2018 to June 2020, most recently as its Vice President, Legal, Corporate and Contracts and Corporate Secretary. Mr. Cislini was an attorney at the law firms of O’Melveny & Myers LLP from 2007 to 2018 and Wilson Sonsini Goodrich & Rosati, P.C. from 2001 to 2007. He received a B.A.S. with dual majors in Economics and Land Resources Planning from Stanford University and a J.D. from Harvard Law School.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of the philosophy and objectives of our executive compensation program, as well as a description of its material components. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for our named executive officers (our “NEOs”).

Our NEOs for the year ended December 31, 2025 were:

Name	Position
Mark A. Goldsmith, M.D., Ph.D.	Chief Executive Officer (our “CEO”) and President
Jack Anders	Chief Financial Officer
Stephen M. Kelsey, M.D., FRCP, FRCPath	President, Research and Development
Margaret Horn, J.D.	Chief Operating Officer
Jeffrey Cislini	General Counsel and Secretary

Business Overview and 2025 Progress

Revolution Medicines is a late-stage clinical oncology company developing novel targeted therapies for patients with RAS-addicted cancers. We possess sophisticated structure-based drug discovery capabilities built upon deep chemical biology and cancer pharmacology know-how and innovative, proprietary technologies that enable the creation of small molecules tailored to unconventional binding sites. Guided by our understanding of genetic drivers and adaptive resistance mechanisms in cancer, we deploy precision medicine approaches to inform innovative monotherapy and combination regimens.

In 2025, we advanced our late-stage development and commercialization activities, including executing pivotal development plans for daraxonrasib, progressing registrational opportunities for mutant-selective RAS(ON) inhibitors and continuing preparations for potential global commercialization. We also continued to build our organizational, operational and financial capabilities in support of those objectives.

Compensation Philosophy and Objectives

We believe that a well-designed compensation program should align executive interests with those of stockholders by supporting the Company’s achievement of its primary business goals, and the Company’s ability to attract and retain employees whose leadership and contributions are expected to lead to growth in long-term stockholder value.

As such, our executive compensation program is designed to:

•	attract, motivate and retain highly qualified executive officers;

•	deliver competitive total compensation packages to our executive officers to further our long-term strategic plan and mission; and

•	link executive compensation with our short-term and long-term corporate goals and effectively align our executive officers’ interests with those of our stockholders.

Our Compensation Committee regularly reviews our compensation policies and program design overall, to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Determination Process

Role of Compensation Committee

Our Compensation Committee has responsibility for the development of our executive compensation philosophy and the design of our executive compensation program, as well as for setting actual executive compensation for our CEO and our other NEOs. Our Compensation Committee conducts an annual review of the Company’s compensation policies and practices, with a goal of aligning executive incentives and performance with those of our stockholders. Our Compensation Committee reviews NEO base salaries, annual cash incentives, and long-term equity incentives to determine each NEO’s total direct compensation opportunity for the related fiscal year.

Role of Management

To assist the Compensation Committee in its responsibilities, our CEO presents to the Compensation Committee assessments of the performance and achievements for each of our NEOs (other than himself) for the prior year. Our Compensation Committee gives considerable weight to our CEO’s performance evaluations of our other NEOs, since he has direct knowledge of the importance of their work to achieving our corporate objectives, as well as their performance and contributions. Our NEOs, including our CEO, do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation and are not present when their compensation is determined.

Role of our Stockholders

At our 2025 annual meeting of stockholders, our stockholders voted, on a non-binding advisory basis (a “Say-on-Pay” vote), to approve the compensation of our NEOs, with approximately 98% of the votes cast in favor of the 2025 Say-on-Pay proposal. Our Compensation Committee reviewed the result of the stockholders’ advisory vote on executive compensation and, in light of the approval by a substantial majority of stockholders, did not implement changes to the executive compensation programs solely as a result of the vote.

At this Annual Meeting, we are again holding an advisory Say-on-Pay Vote. We, our Board and our Compensation Committee value the opinions of our stockholders expressed through the Say-on-Pay Vote and will carefully consider stockholder feedback and the results of this vote when making future compensation decisions.

Role of our Compensation Consultant

In 2025, our Compensation Committee retained Compensia as its independent compensation consultant to assist in determining the compensation of our executive officers and the non-employee members of our Board, as well as to assist in the review of certain proxy statement disclosures. Compensia reviewed and advised on the Company’s executive compensation and compensation peer group, and conducted a robust assessment of competitive market pay levels and trends.

Our Compensation Committee annually evaluates Compensia’s independence and performance under the applicable SEC rules and the listing standards of Nasdaq, and has concluded that the work performed by Compensia does not raise any conflict of interest under these standards.

Use of Market Data and Peer Group Analysis

When reviewing and considering our executive compensation program, our Compensation Committee believes it is important to be informed of the current compensation practices of comparable companies to assist in understanding the demand and competitiveness for attracting and retaining qualified executive officers. Our Compensation Committee, with input from Compensia, develops and maintains a group of peer companies to serve as the basis for this comparison. When robust peer group data is not available, the Compensation Committee may also consider data from surveys of a broader group of biotechnology and life sciences companies of a size and stage that are comparable to us.

Our Compensation Committee reviews our compensation peer group at least annually for suitability and updates the peer group as needed. Our Compensation Committee uses this peer group data as one reference point in its decision-making, along with multiple other factors, such as the importance of an individual’s work to achieving our corporate objectives, an individual’s experience, qualifications, skills and performance, the scope of his or her role and responsibilities, internal equity considerations, retention objections and stockholders’ perspectives.

With assistance from Compensia, our Compensation Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation elements and overall compensation packages for our NEOs. Peer group compensation information is used by our Compensation Committee primarily as a reference to ascertain competitive total compensation levels (including base salary, annual cash incentive opportunities, equity awards, and certain employee benefits) with comparable entities. Other considerations in determining competitive positioning include peer performance, competitive market factors, our performance and individual executive officer contributions and responsibilities.

The key qualitative and quantitative considerations that influenced the development of the 2025 compensation peer group were:

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Industry: publicly traded biotechnology and pharmaceutical companies with clinical trials in Phases I, I/II, II and/or III, with products that are pending regulatory approval or with approved products but that had less than $1.0 billion in annual revenue during the trailing 4 quarters

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Market Capitalization: companies with a market capitalization between 0.25 and 4.0 times our approximate market capitalization at the time our peer group was developed (approximately $1.8 billion and $28.8 billion)

•	Further Refinement: companies with pipelines primary focused on oncology and/or small molecule drug development

Using these criteria, our Compensation Committee approved the following compensation peer group in September 2024 for use in making its 2025 compensation decisions:

Apellis Pharmaceuticals	Arrowhead Pharmaceuticals	Arvinas
Blueprint Medicines	Cerevel Therapeutics	CRISPR Therapeutics
Cytokinetics	Denali Therapeutics	Intellia Therapeutics
Intra-Cellular Therapeutics	Ionis Pharmaceuticals	Krystal Biotech
Madrigal Pharmaceuticals	Nuvalent	Roivant Sciences
SpringWorks Therapeutics	Vaxcyte

Compared to the peer group used for 2024 compensation decisions, for 2025, our Compensation Committee approved a number of changes to ensure the continued appropriateness of our market capitalization positioning relative to our peer group, which required inclusion of a number of companies with commercial products given our relatively high valuation among pre-commercial biotechnology companies headquartered in the United States, our late-stage pre-commercial status and attendant focus on pipeline expansion and preparation for pivotal clinical trials and potential commercialization. Specifically, the Compensation Committee elected to remove 6 companies (Karuna Therapeutics, Mirati Therapeutics, Arcus Biosciences, Day One Biopharmaceuticals, Relay Therapeutics and Xencor) because of corporate transactions involving these companies and/or because they no longer met the criteria set forth above. For 2025 compensation decisions, our Compensation Committee elected to add 5 companies (Ionis Pharmaceuticals, Krystal Biotech, Nuvalent, Roivant, and Vaxcyte) to our peer group because they met the criteria set forth above.

Elements of Executive Compensation

Compensation Elements

Our Compensation Committee has structured our executive compensation program to compensate our NEOs in a manner consistent with our pay philosophy and objectives, and taking into considerations our late pre-commercial stage of maturity. The following are important features of the three primary components of our executive compensation program:

Element	Description	Strategic Role

Base Salary	• Provides fixed pay element • Base salaries are typically reviewed and determined annually	• Provides a level of fixed compensation that is set to be competitive within our industry and peers, while reflecting each executive’s responsibilities, performance, skills and experience

Annual Cash Incentives

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“At-risk” annual cash compensation that is dependent upon the achievement of annual corporate objectives, as well as individual performance

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Annual cash incentive opportunities are typically reviewed and determined annually

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Provides financial incentive to accomplish Company-wide and individual performance objectives over the course of the year

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Rewards our executives for achieving performance objectives that are key to our annual operating and strategic plans

Long-Term Equity Incentives

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“At-risk” long-term incentives; the value realized from these awards is dependent upon performance as reflected in our stock price

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Awards are reviewed and generally granted early in the year or, if applicable, at the time of hire or promotion

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Annual equity awards include both stock options and RSUs

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Vesting occurs over four years, subject to the executive’s continued service with us

•

Motivates our executives to focus on sustained long-term growth while fostering an ownership culture

•

Links executive compensation to the Company’s long-term success and aligns executive and stockholder interests

•

Enhances executive retention

•

Stock options will only provide a return to our executives if our stock price increases; RSUs provide a return based on the market price of our stock; if our share price declines, the RSUs correspondingly decline in value but still maintain some value. Therefore, a mix of RSUs and stock options provides resiliency across market conditions, reduces the incentive for short-term risk taking at the expense of long-term value realization and aligns our executives’ interests directly with those of our stockholders

Pay Mix Overview

We use the above-mentioned compensation elements to create executive compensation packages that are heavily weighted toward variable, “at-risk” pay and align pay with performance. For 2025, our Compensation Committee used its judgment, informed by competitive market data in consultation with its independent compensation consultant, to establish for our CEO and our other NEOs the mix of fixed and “at-risk” pay, as well as short-term and long-term incentive compensation, and cash and equity compensation reflected below.

CEO Pay Mix

6%
6%
94%
at risk pay
88%
Base Salary ($)
Annual Cash Incentives ($)
Long-Term Equity Incentives ($)

Other NEO Pay Mix

13%
8%
87%
at risk pay
79%
Base Salary ($)
Annual Cash Incentives ($)
Long-Term Equity Incentives ($)

Key Governance Features

Our compensation practices include the following principles that encourage stockholder value creation and good governance:

Pay for Performance	• A majority of our compensation (94% for CEO, and 89% for all other NEOs) is “at-risk” and is directly tied to Company performance and objectives

Insider Trading Policy	• We maintain a robust insider trading compliance policy which contains anti-hedging and pledging provisions

Change in Control Provisions	• No “single-trigger” change in control payments or benefits or excise tax gross-ups are provided to our executive officers

Compensation Risk Assessment	• Our Compensation Committee conducts a compensation risk assessment in order to mitigate our compensation risk which could have a material adverse effect on the Company

Base Salary

Base salary is the only fixed element of our NEOs’ total cash compensation. Our base salaries are determined after reviewing market-based information (in accordance with the description in the “Use of Market Data and Peer Group Analysis” section above) while also considering individual responsibilities, skills, knowledge, expertise and performance. After considering these factors, including the increasing complexity of our operations and the significant expansion of role scope for our officers – in particular our CEO and CFO—associated with the expansion of our pipeline and the planning, funding and initiation of pivotal clinical trials as we prepare for commercialization, the Compensation Committee determined salaries for our NEOs in the first quarter, effective as of March 1.

Named Executive Officer	2025 Base Salary	2024 Base Salary	Change
Mark A. Goldsmith, M.D., Ph.D.	$835,000	$700,000	19.3%
Jack Anders	$532,000	$480,000	10.8%
Stephen M. Kelsey, M.D., FRCP, FRCPath	$634,000	$585,000	8.4%
Margaret Horn, J.D.	$590,000	$546,000	8.1%
Jeffrey Cislini	$530,300	$491,000	8.0%

In addition to our annual compensation review, our Compensation Committee will re-evaluate salaries in connection with promotions, and our Compensation Committee may otherwise make discretionary adjustments from time to time.

Annual Cash Incentives

Our annual cash incentives are based on the achievement of key corporate and individual goals. Our NEOs are eligible to earn annual cash bonuses based on the achievement of certain Company performance objectives approved by our Board as well as, in the case of our NEOs other than our CEO, their individual performance objectives. The full bonus for our CEO is determined solely based on the achievement of Company performance objectives, given his ultimate responsibility for our strategic and operational execution. For our other NEOs, Company performance achievement is weighted 90%, and individual performance is weighted 10%. Each NEO’s target annual cash incentive opportunity is expressed as a percentage of base salary and intended to be commensurate with the NEO’s position and responsibilities. In connection with our annual compensation review, in the first quarter of 2025, after considering our continued maturation as a public company, our progress towards commercialization and the corresponding expanded responsibilities of most NEOs for the reasons discussed above under “Base Salary”, as well as its desire to provide competitive pay opportunities consistent with our philosophy, our Compensation Committee confirmed the target annual cash incentive opportunities for our CEO and other NEOs effective as of March 1, 2025 as set forth in the table below, which were increased relative to 2024 for most NEOs, including our CEO. The actual target annual cash incentives differ from the annualized amounts included in the table below since base salary increases and target annual cash incentive percentage increases were not effective until March 1, 2025. See the amounts reported below under 2025 Earned Incentive Awards and in the Grants of Plan-Based Awards Table below for the actual target annual cash incentives earned.

	2025 Base Salary	Target Annual Cash Incentive
Named Executive Officer		(As a % of Base Salary)	($)
Mark A. Goldsmith, M.D., Ph.D.	$835,000	75%	$609,375
Jack Anders	$532,000	45%	$235,500
Stephen M. Kelsey, M.D., FRCP, FRCPath	$634,000	50%	$312,917
Margaret Horn, J.D.	$590,000	50%	$291,333
Jeffrey Cislini	$530,300	35%	$183,312

2025 Company Performance Goals

For 2025, the Company performance goals established by our Board in late 2024. At the time, the corporate strategy and Commercialization, Corporate & Organization goals focused on the US launch strategy. Following the Company’s strategic financing transaction in June 2025, and based on our Compensation Committee’s recommendation, the goals were elevated to reflect the scope expansion of global launch strategy, including additional requirements to execute on that strategy at target, increasing the difficulty of achievement and included the components set forth in the table below. For the avoidance of doubt, no other goals were modified, reduced or eliminated. as subsequently revised in July 2025 to reflect changes in global launch strategy following the Company’s strategic financing transaction, based on our Compensation Committee’s recommendation, included the following components:

Component	Summary of 2025 Goals and Achievements	Target	Achievement
Research and Development

Goals:

•

Execute on enrollment and regulatory obligations related to ongoing pivotal studies

•

Initiate additional pivotal studies involving RAS(ON) inhibitors

•

Advance earlier-stage clinical programs

•

Strengthen manufacturing and supply capabilities

•

Continue to progress novel approaches to RAS(ON) inhibition and non-RAS discovery programs and research infrastructure

Key Achievements:

•

Executed ahead of schedule on multiple pivotal studies, enabling study progress and anticipated readouts

•

Initiated new pivotal studies beyond target and ahead of schedule

•

Shared compelling clinical data supporting multiple registrational approaches involving RAS(ON) inhibitors both as monotherapy and as part of combination therapies

•

Received commissioner’s national priority voucher, orphan drug designation and breakthrough therapy designations from FDA, reflecting successful development efforts

•

Advanced an innovative new class of RAS(ON) inhibitors, with plans to study a compound from this class in the clinic

•

Took steps toward supply chain diversification and improved manufacturing costs for product candidates

		55%	87%

Commercialization, Corporate and Organization

Goals:

•

Prepare for potential commercialization and expand medical, market development and U.S. launch readiness capabilities

•

Pursue transactions and financing to support development, commercialization and long-term stockholder value creation

•

Continue operational, legal, financial and organizational excellence, including operating within budget and building and retaining the team

Key Achievements:

•

Advanced launch readiness, field medical and commercial capabilities in the U.S. and internationally in support of expanded commercialization scope

•

Entered into strategic financing facility and other arrangements supporting the company’s independent global strategy

•

Operated within budget and continued strong hiring, retention and organizational development

		45%	59%
Total		100%	146%

2025 Earned Incentive Awards

Our Compensation Committee and our Board assessed the level of achievement of the 2025 Company goals in January 2026. Based on its assessment of our achievements related to these goals as described above, and the assessment and recommendation of our Compensation Committee, our Board determined that we achieved 146% of target of our overall Company performance goals.

Our Compensation Committee assessed the individual performance for each of our NEOs (other than our CEO) in February 2026. The Compensation Committee considered each of the NEOs’ individual contributions to our strong corporate performance overall, as well as the following individual achievements: for Mr. Anders, his overall responsibility and contributions to outperforming the Company’s financial objectives; for Dr. Kelsey, his overall responsibility and contributions to outperforming the Company’s research and development objectives; for Ms. Horn, her overall responsibility and contributions to outperforming the Company’s strategic and corporate objectives; and for Mr. Cislini, his overall performance and contributions to outperforming the Company’s strategic and corporate objectives. As such, our Compensation Committee approved the payment to our NEOs of the percentages of their target annual cash incentive opportunities set forth below.

Named Executive Officer	Target Annual Cash Incentive Opportunity	Corporate Achievement (%)	Individual Achievement (%)	2025 Earned Annual Cash Incentive Award ($)
Mark A. Goldsmith, M.D., Ph.D.	$609,375	146%	N/A	$889,700
Jack Anders	$235,500	146%	146%	$343,800
Stephen M. Kelsey, M.D., FRCP, FRCPath	$312,917	146%	160%	$461,200
Margaret Horn, J.D.	$291,333	146%	150%	$426,500
Jeffrey Cislini	$183,312	146%	110%	$261,000

The 2025 earned annual cash incentive award actually paid is based on a target annual cash incentive opportunity that is lower than that shown in the first column in the table above because it is pro-rated based on the salary actually received by each NEO during 2025.

Our compensation committee has adopted a similar annual cash incentive program for 2026. Our compensation committee may also award discretionary bonuses from time to time, though none were awarded to our NEOs during 2025.

Long-Term Equity Incentives

We believe that equity awards are a crucial component of our executive compensation program to motivate our NEOs to focus on sustained long-term growth and link to stockholder value creation. Equity awards also provide an important retention element in our executive compensation program, since they vest over four years. In addition, our NEOs will only realize value from their stock options if the market price of our common stock increases after the date the option is granted.

For 2025, our Compensation Committee approved equity awards under our 2020 Plan after taking into consideration its evaluation of each NEO’s individual responsibilities, performance, contributions and our retention objectives, a competitive market analysis performed by Compensia, our CEO’s recommendations (except with respect to his own award), the number of shares of common stock in our equity pool, each NEO’s current individual equity holdings and each NEO’s overall total direct compensation. Our Compensation Committee utilized a mix of 70% stock options and 30% RSU awards, based on the grant date fair value of these awards, to weight our equity mix towards performance-linked awards that will only provide value to our NEOs to the extent we are successful, as reflected in the appreciation of our stock price over time.

All of the RSU awards and stock options granted vest over a four-year period subject to the NEO’s continued service with us on the applicable vesting date. Annual stock option awards vest in equal monthly installments over that four-year period and annual RSU awards vest in equal quarterly installments over that four-year period. The following equity awards were granted to our NEOs in March 2025:

Named Executive Officer	Shares Underlying Stock Options Granted (#)	RSUs Granted (#)
Mark A. Goldsmith, M.D., Ph.D.	341,100	97,400
Jack Anders	71,400	20,400
Stephen M. Kelsey, M.D., FRCP, FRCPath	128,100	36,600
Margaret Horn, J.D.	100,100	28,600
Jeffrey Cislini	77,000	22,000

Other Elements of Executive Compensation

Prohibition on Hedging, Pledging and Similar Transactions

All employees, officers, the non-employee members of our Board and certain consultants of the Company are subject to our Insider Trading Compliance Policy. The policy prohibits the covered individuals from purchasing or selling any of our securities while in possession of MNPI.

Our Insider Trading Compliance Policy also prohibits covered individuals, including our NEOs, from (i) making short sales of our securities, (ii) engaging in transactions in puts, calls or other options or derivative instruments related to our securities, (iii) engaging in any hedging or similar transaction designed to decrease the risks associated with holding our securities and (iv) purchasing our securities on margin or pledging our securities as collateral.

Health and Welfare Benefits and Perquisites

We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the commitment we expect from them while employed by us. These benefit plans include medical, dental, group term life and disability insurance plans. In addition, for our retirement program, we offer a Section 401(k) retirement savings plan which is a defined contribution plan established in accordance with Section 401 of the Internal Revenue Code that provides our employees with the opportunity to defer their eligible compensation on a pre-tax basis, up to statutorily prescribed annual limits and to have this amount contributed to the Section 401(k) plan. In 2025, we provided a matching contribution equal to 50% of the participant’s elective contributions up to $7,000 of eligible compensation. All of our NEOs are eligible to participate in these programs on the same basis as our other employees. We do not provide perquisites or other personal benefits to our NEOs.

Severance and Change in Control Payments and Benefits

We have entered into employment agreements with each of our NEOs. Through these agreements, our NEOs are provided with certain severance payments and benefits in the event of certain involuntary terminations of employment in order to assist us in recruiting and retaining talented individuals and align the NEOs’ interests with the best interests of stockholders. We believe these severance payments and benefits are consistent with those provided in the life sciences industry and are an essential element of our overall executive compensation program due to the competitive market for executive talent in our industry.
Enhanced severance payments and benefits are provided for a qualifying termination of employment that occurs in connection with a change in control of the Company because the severance payments and benefits are also intended to eliminate, or at least reduce, the reluctance of our NEOs to diligently consider and pursue potential change-in-control
transactions that may be in the best interests of our stockholders. These arrangements are considered “double-trigger”, as they require both a change in control of the Company as well as a qualifying termination of employment. We do not provide any tax reimbursements or tax gross-up
payments on severance benefits. A summary of executive severance agreements as well as estimated payments and benefits resulting from a qualified termination or change in control are described below under the heading “Potential Payments upon Termination or Change in Control”.
Recovery of Erroneously Awarded Compensation
In November 2023, we adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) that applies to our current and former officers. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws that would have reduced the amount of incentive compensation if known at the time of the award or payout, the Company shall recover, reasonably promptly and in a manner determined in its sole discretion, the portion of any cash or equity compensation that would not have been otherwise been earned or paid if the financial results had been properly reported, unless the Compensation Committee has determined that recovery would be impracticable. Recovery is required under the Clawback Policy regardless of whether the applicable officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.
Equity Award Timing Policies and Practices
For existing employees, we generally grant equity awards on the first day of the month following regularly scheduled Compensation Committee meetings. For newly hired employees, we generally grant equity awards on the first day of the full month following the commencement of the employees’ employment. We do not grant equity awards in anticipation of the release of MNPI, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. In the event MNPI becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
During fiscal year 2025, we did not grant stock options or similar option-like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses MNPI.

CEO Pay Ratio
As required by Section 953(b) of Dodd- Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation
S-K,
we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2025, our last completed fiscal year, the total compensation of our CEO was approximately 34 times the total compensation in 2025 of our median employee. For 2025, the total compensation of our median employee was $433,964, and the annual total compensation of our CEO was $14,672,390, as included in the “2025 Summary Compensation Table” above.
In accordance with the requirements of Item 402(c)(2)(x) of Regulation
S-K,
we have identified the median employee as of October 31, 2025 by: (i) aggregating for each applicable employee: (a) annual base salary for salaried employees (or annual scheduled wages for hourly employees), (b) target cash incentive opportunity for fiscal year 2025, and (c) the estimated grant date fair value of equity awards granted during fiscal year 2025, and (ii) ranking this aggregated compensation measure for our employees from lowest to highest. This calculation was performed for all employees employed by us as of October 31, 2025, excluding the Chief Executive Officer, whether employed on a full-time or part-time basis. In making this determination, we annualized the compensation of employees who were employed by us for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.

Tax and Accounting Implications

One of the factors our Compensation Committee considers when determining executive compensation is the anticipated tax treatment to our Company and to our executive officers of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. Our Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with our Company’s best interests and those of our stockholders.

Under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (Topic 718) (“ASC 718”), we are required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. Our Compensation Committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to executive officers in lieu of or in addition to stock option and time-based RSU grants in light of the accounting impact of ASC 718 and other considerations.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by the members of the Compensation Committee of the Board of Directors:

Elizabeth McKee Anderson, Chair
Flavia Borellini, Ph.D.
Alexis A. Borisy
Frank K. Clyburn, Jr.

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

The following table contains information about the compensation earned by each of our named executive officers during the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Mark A. Goldsmith, M.D., Ph.D.	2025	812,500	3,968,076	8,995,114	889,700	7,000	14,672,390
President and Chief Executive Officer	2024	689,167	2,682,000	6,049,524	651,800	7,000	10,079,491
	2023	631,121	2,756,000	6,540,026	477,100	7,000	10,411,247
Jack Anders	2025	523,333	831,096	1,882,882	343,800	7,000	3,588,111
Chief Financial Officer	2024	473,333	786,720	1,780,178	245,300	7,000	3,292,532
	2023	438,384	704,900	1,677,345	219,900	7,000	3,047,529
Stephen M. Kelsey, M.D., FRCP, FRCPath	2025	625,833	1,491,084	3,378,112	461,200	7,000	5,963,229
President, Research and Development	2024	573,333	1,531,720	3,465,953	371,600	7,000	5,949,607
	2023	512,575	1,060,000	2,522,324	292,600	7,000	4,394,499
Margaret Horn, J.D.	2025	582,666	1,165,164	2,639,727	426,500	7,000	4,821,057
Chief Operating Officer	2024	540,833	1,221,800	2,764,671	350,100	7,000	4,884,404
	2023	512,575	1,060,000	2,522,324	291,500	7,000	4,393,399
Jeffrey Cislini	2025	523,750	896,280	2,030,559	261,000	7,000	3,718,589
General Counsel and Secretary	2024	477,166	625,800	1,416,051	217,200	7,000	2,743,217
	2023	405,000	588,300	1,399,890	178,600	7,000	2,578,790

(1)

Amounts reported for 2025 represent the grant date fair value of stock options and stock awards granted to our named executive officers computed in accordance with ASC Topic 718. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for details as to the assumptions used to determine the grant date fair value of the awards.

(2)

Amounts for 2025 represent payments earned by our named executive officers upon the achievement of certain Company performance objectives and, other than in the case of our Chief Executive Officer, an assessment of individual performance. Please see the description of the annual bonus program under “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Cash Incentives.”

(3)	Amounts for 2025 represent Company matching contributions under our 401(k) plan.

Grants of Plan-Based Awards in 2025

The following table provides information relating to grants of plan-based awards made to our named executive officers during 2025.

Name	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant- Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Mark A. Goldsmith, M.D., Ph.D.	—		—	609,375	—	—	—	—	—
	3/1/2025	(3)	—	—	—	—	341,100	40.74	8,995,114
	3/1/2025	(4)	—	—	—	97,400	—	—	3,968,076
Jack Anders	—		—	235,500	—	—	—	—	—
	3/1/2025	(3)	—	—	—	—	71,400	40.74	1,882,882
	3/1/2025	(4)	—	—	—	20,400	—	—	831,096
Stephen M. Kelsey, M.D., FRCP, FRCPath	—		—	312,917	—	—	—	—	—
	3/1/2025	(3)	—	—	—	—	128,100	40.74	3,378,112
	3/1/2025	(4)	—	—	—	36,600	—	—	1,491,084
Margaret Horn, J.D.	—		—	291,333	—	—	—	—	—
	3/1/2025	(3)	—	—	—	—	100,100	40.74	2,639,727
	3/1/2025	(4)	—	—	—	28,600	—	—	1,165,164
Jeffrey Cislini	—		—	183,312	—	—	—	—	—
	3/1/2025	(3)	—	—	—	—	77,000	40.74	2,030,559
	3/1/2025	(4)	—	—	—	22,000	—	—	896,280

(1)

Represents potential payouts under the 2025 cash incentive program. There are no threshold or maximum levels set under the program. Please see the description of the annual bonus program under “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Cash Incentives”.

(2)

The amounts shown represent the grant date fair value of stock options and stock awards granted to our named executive officers determined in accordance with ASC Topic 718, multiplied by the number of shares. See Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for the assumptions used in calculating these values.

(3)	1/48 of the shares originally subject to the option vest monthly on each monthly anniversary of March 1, 2025, subject to continued service on the applicable vesting date.
(4)	The RSUs vest as to 1/16 of the shares on each quarterly anniversary of March 15, 2025, subject to continued service on the applicable vesting date.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information about outstanding equity awards held by each of our named executive officers at December 31, 2025.

		Option Awards				Stock Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)(2)
Mark A. Goldsmith, M.D., Ph.D.	3/1/2018	168,503	—	0.54	2/11/2028	—	—
	3/13/2019	77,708	—	4.09	3/12/2029	—	—
	8/9/2019	520,841	—	4.73	8/8/2029	—	—
	2/12/2020	128,439	—	17.00	2/11/2030	—	—
	3/4/2021	169,000	—	42.45	3/3/2031	—	—
	3/1/2022	340,312	22,688	18.56	3/1/2032	—	—
	3/15/2022	—	—	—	—	6,500	517,725
	3/1/2023	249,562	113,438	26.50	3/1/2033	—	—
	3/15/2023	—	—	—	—	32,500	2,588,625
	3/1/2024	137,375	176,625	29.80	3/1/2034	—	—
	3/15/2024	—	—	—	—	50,625	4,032,281
	3/1/2025	63,956	277,144	40.74	3/1/2035	—	—
	3/15/2025	—	—	—	—	79,138	6,303,342
Jack Anders	3/4/2021	25,900	—	42.45	3/4/2031	—	—
	3/1/2022	38,062	2,538	18.56	3/1/2032	—	—
	3/15/2022	—	—	—	—	725	57,746
	9/1/2022	28,437	6,563	21.61	9/1/2032	—	—
	9/15/2022	—	—	—	—	1,875	149,344
	3/1/2023	64,006	29,094	26.50	3/1/2033	—	—
	3/15/2023	—	—	—	—	8,313	662,130
	3/1/2024	40,425	51,975	29.80	3/1/2034	—	—
	3/15/2024	—	—	—	—	14,850	1,182,803
	3/1/2025	13,387	58,013	40.74	3/1/2035	—	—
	3/15/2025	—	—	—	—	16,575	1,320,199
Stephen M. Kelsey, M.D., FRCP, FRCPath	3/13/2019	6,666	—	4.09	3/13/2029	—	—
	8/9/2019	5,055	—	4.73	8/9/2029	—	—
	2/12/2020	47,060	—	17.00	2/12/2030	—	—
	3/4/2021	52,500	—	42.45	3/4/2031	—	—
	3/1/2022	127,312	8,488	18.56	3/1/2032	—	—
	3/15/2022	—	—	—	—	2,425	193,151
	3/1/2023	96,250	43,750	26.50	3/1/2033	—	—
	3/15/2023	—	—	—	—	12,500	995,625
	3/1/2024	78,706	101,194	29.80	3/1/2034	—	—
	3/15/2024	—	—	—	—	28,913	2,302,920
	3/1/2025	24,018	104,082	40.74	3/1/2035	—	—
	3/15/2025	—	—	—	—	29,738	2,368,632

		Option Awards				Stock Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)(2)
Margaret Horn, J.D.	2/12/2018	5,941	—	0.54	2/12/2028	—	—
	3/13/2019	97,382	—	4.09	3/13/2029	—	—
	8/9/2019	189,800	—	4.73	8/9/2029	—	—
	2/12/2020	47,060	—	17.00	2/12/2030	—	—
	3/4/2021	52,500	—	42.45	3/4/2031	—	—
	3/1/2022	127,312	8,488	18.56	3/1/2032	—	—
	3/15/2022	—	—	—	—	2,425	193,151
	3/1/2023	96,250	43,750	26.50	3/1/2033	—	—
	3/15/2023	—	—	—	—	12,500	995,625
	3/1/2024	62,781	80,719	29.80	3/1/2034	—	—
	3/15/2024	—	—	—	—	23,063	1,836,968
	3/1/2025	18,768	81,332	40.74	3/1/2035	—	—
	3/15/2025	—	—	—	—	23,238	1,850,907
Jeffrey Cislini	6/17/2020	18,000	—	36.57	6/17/2030	—	—
	3/1/2022	27,825	1,855	18.56	3/1/2032	—	—
	3/15/2022	—	—	—	—	530	42,215
	9/1/2022	24,456	5,644	21.61	9/1/2032	—	—
	9/15/2022	—	—	—	—	1,613	128,475
	3/1/2023	53,418	24,282	26.50	3/1/2033	—	—
	3/15/2023	—	—	—	—	6,938	552,612
	3/1/2024	32,156	41,344	29.80	3/1/2034	—	—
	3/15/2024	—	—	—	—	11,813	940,905
	3/1/2025	14,437	62,563	40.74	3/1/2035	—	—
	3/15/2025	—	—	—	—	17,875	1,423,744

(1)

Options vest in equal monthly installments through the fourth anniversary of the vesting commencement date, and RSUs vest in equal quarterly installments through the fourth anniversary of the vesting commencement date, in each case, subject to continued service through the applicable vesting date.

(2)	Based on the closing trading price of a share of our common stock on December 31, 2025 of $79.65 per share.

Option Exercises and Stock Vested

The following table summarizes the stock options that were exercised and the RSUs that vested during 2025.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(2)
Mark A. Goldsmith, M.D., Ph.D.	187,000	10,943,759	95,762	4,943,019
Jack Anders	25,418	1,113,146	22,938	1,184,871
Stephen M. Kelsey, M.D., FRCP, FRCPath	150,000	6,061,795	40,350	2,083,340
Margaret Horn, J.D.	—	—	36,250	1,867,254
Jeffrey Cislini	25,388	591,848	19,435	1,009,297

(1)

Reflects the product of the number of shares of our common stock acquired upon exercise multiplied by the difference between the closing trading price of a share of our common stock on the date of exercise and the exercise price of the option.

(2)	Reflects the product of the number of shares of our common stock issued upon vesting of RSUs multiplied by the closing trading price of a share of our common stock on the vesting date.

Retirement Policy

The Compensation Committee recently adopted a retirement policy for equity awards, effective January 1, 2026, that applies to outstanding awards and is intended to recognize long-term service while supporting orderly transitions. Under the policy, employees who retire at age 60 or older and satisfy specified service thresholds may continue vesting in a portion or all of their outstanding time-based equity awards after retirement. The policy also extends the post-retirement exercise period for stock options to up to three years, subject to the original term of the award, and excludes equity granted within 12 months before retirement from continued vesting.

Pension Benefits

We do not maintain any defined benefit pension plans for our NEOs.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans for our NEOs.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with our named executive officers. Pursuant to the terms of these employment agreements, in the event the named executive officer is terminated without Cause or resigns for Good Reason (each, as defined in the employment agreements), in each case, other than during the period commencing three months prior to and ending 18 months following a change in control, the named executive officer will be eligible to receive: (i) a lump sum cash payment equal to 1x, in the case of our Chief Executive Officer, or 0.75x, in the case of our other named executive officers, the sum of the executive’s annual base salary and target annual bonus and (ii) payment or reimbursement of COBRA premiums for 12 months, in the case of our Chief Executive Officer, or nine months, in the case of our other named executive officers.

In addition, in the event the named executive officer is terminated without Cause or resigns for Good Reason, in each case, during the period commencing three months prior to and ending 18 months following a change in control, the named executive officer will be eligible to receive: (i) a lump sum cash payment equal to 2x, in the case of our Chief Executive Officer, or 1x, in the case of our other named executive officers, the sum of the executive’s annual base salary and target annual bonus; (ii) payment or reimbursement of COBRA premiums for 18 months, in the case of our Chief Executive Officer, or 12 months, in the case of our other named executive officers; and (iii) full accelerated vesting of all equity awards. All severance payments and benefits under the employment agreements are subject to the executive’s execution of a release of claims against us.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2025, and a fair market value of our common stock on December 31, 2025 of $79.65 per share (determined based on the closing trading price of a share of our common stock on December 31, 2025). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date.

	Upon Qualifying Termination – Outside of Change in Control Period				Upon Qualifying Termination – During Change in Control Period
Name	Cash Severance ($)(1)	COBRA Premiums ($)	Value Of Accelerated Vesting ($)	Total ($)	Cash Severance ($)(1)	COBRA Premiums ($)	Value Of Accelerated Vesting ($)(2)	Total ($)
Mark A. Goldsmith, M.D., Ph.D.	1,444,375	43,397	—	1,487,772	2,888,750	65,095	40,445,642	43,399,487
Jack Anders	575,625	787	—	576,411	767,500	1,049	10,302,770	11,071,319
Stephen M. Kelsey, M.D., FRCP, FRCPath	710,187	22,853	—	733,040	946,917	30,471	17,798,524	18,775,912
Margaret Horn, J.D.	661,000	10,506	—	671,505	881,333	14,007	14,908,966	15,804,306
Jeffrey Cislini.	535,209	32,548	—	567,757	713,612	43,397	9,314,764	10,071,772

(1)

The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2025 and the severance amount related to target annual bonus was determined based on the target bonuses for the year ended December 31, 2025.

(2)

The value of accelerated vesting for options is calculated by multiplying (i) the number of shares accelerated by (ii) any positive excess of $79.65, the closing trading price of a share of our common stock on December 31, 2025, over the applicable exercise price, and the value of accelerated vesting RSUs is calculated by multiplying the number of RSUs accelerated by $79.65, the closing trading price of a share of our common stock on December 31, 2025.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee view the link between our performance and our NEOs’ pay. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis” section above. Additionally, for a discussion of how we view our executive compensation structure, including alignment with our corporate performance, see “Compensation Discussion and Analysis” above.
The use of the term compensation actually paid (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the “2025 Summary Compensation Table” reflects the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the “2025 Summary Compensation Table” Total Compensation values for the applicable year as described in the footnotes to the following table.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2)(4) ($)	Total Shareholder Return (TSR) (5) ($)	Peer Group TSR (6) ($)	Net Income (Loss) ($ in millions)
2025	$14,672,390	$37,062,230	$4,522,747	$11,694,949	$201.19	$124.75	$(1,131)
2024	$10,079,491	$20,330,356	$4,295,183	$7,779,598	$110.48	$116.78	$(600)
2023	$10,411,247	$14,000,393	$3,766,587	4,821,442	$72.44	$114.10	$(436)
2022	$7,217,839	$8,638,970	$2,475,510	2,924,708	$60.17	$109.99	$(249)
2021	$7,828,917	$(3,466,481)	$2,367,508	(276,306)	$63.58	$124.53	$(187)

(1)	Represents total compensation reported for our principal executive officer (“PEO”), Dr. Goldsmith, as reflected in the “2025 Summary Compensation Table” above.
(2)
CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation
S-K).
The CAP calculation includes the
end-of-year
value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for 2025, the following amounts were deducted from and added to the total compensation number shown in the 2025 Summary Compensation Table:

	2025 (For PEO) ($)	2025 (Average for Non PEO NEOs)
2025 Summary Compensation Table (“SCT”) Total Compensation	$14,672,390	$4,522,747
Deduct for amounts reported under the “Stock Awards” and “Option Awards” columns in the SCT	(12,963,190)	(3,578,726)
Fair value as of year-end of equity awards granted during the year that remain unvested	20,200,922	5,576,891
Change in fair value of prior years’ equity awards that remain unvested as of year-end	11,836,648	4,234,108
Fair value on vesting date for awards granted and vested in the same year	2,843,064	784,874
Change in fair value from prior year-end to vesting date of prior years’ awards that vested during year	472,397	155,056

Compensation Actually Paid (CAP)	$37,062,230	$11,694,949

(3)	Represents the average total compensation reported for our non-PEO NEOs in the “2025 Summary Compensation Table”. The non-PEO NEOs included in the average for each year are as follows:

2025	2024	2023	2022	2021
Jack Anders	Jack Anders	Jack Anders	Jack Anders	Jack Anders
Stephen M. Kelsey, M.D., FRCP, FRCPath	Stephen M. Kelsey, M.D., FRCP, FRCPath	Stephen M. Kelsey, M.D., FRCP, FRCPath	Stephen M. Kelsey, M.D., FRCP, FRCPath	Stephen M. Kelsey, M.D., FRCP, FRCPath
Margaret Horn, J.D.	Margaret Horn, J.D.	Margaret Horn, J.D.	Margaret Horn, J.D.	Margaret Horn, J.D.
Jeffrey Cislini	Xiaolin Wang, Sc.D.	Xiaolin Wang, Sc.D.	Xiaolin Wang, Sc.D.	Xiaolin Wang, Sc.D.

(4)
The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the 2021, 2022, 2023, 2024, and 2025 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with ASC Topic 718. For stock options, the grant date fair values were estimated using the Black-Scholes model. The assumptions used in calculating the fair value of the equity awards did not differ in any respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, other than the expected term that has been adjusted to reflect the passage of time.

(5)	Total Shareholder Return (“TSR”) represents the cumulative growth of a hypothetical $100 investment in our common stock made on December 31, 2020, as of the end of each respective year.
(6)
Peer group TSR represents the cumulative growth of a hypothetical $100 investment made on December 31, 2020 in the Nasdaq Biotechnology Index, which we also use for purposes of the stock performance graph included in our Annual Report on Form
10-K
for the year ended December 31, 2025, as of the end of each respective year.

SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not TSR or net income) used by us to link CAP for the most recently completed fiscal year, to our performance. We did not use any financial performance measures to link CAP to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-selected measure in the table above. See the “Compensation Discussion and Analysis” section included elsewhere in this Proxy Statement and in our historical proxy statements for additional detail on executive compensation actions.

Tabular List of Financial Performance Measures
Given the current lifecycle stage of our Company, financial measures do not feature meaningfully in our incentive plan design, which instead focuses on clinical and regulatory advancement, business development, financial results and people objectives, as described in the “Compensation Discussion and Analysis” section above. For the fiscal year ended December 31, 2025, there were no financial performance measures used to link CAP paid to our NEOs to Company performance and, therefore, no Company-selected measure is reported in the table above.
Relationship Between Compensation Actually Paid, Company TSR and Peer Group TSR
The chart below shows the graphical relationship between our PEO’s CAP and the average of our other NEOs’ CAP (as shown in the above Pay Versus Performance table), and TSR and Peer Group TSR.

Relationship Between Compensation Actually Paid and Net Income
The chart below shows the graphical relationship between our PEO’s CAP and the average of our other NEOs’ CAP (as shown in the above Pay Versus Performance table), and our net income during the four most recently completed fiscal years.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (5)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders (1)(2)(3)	21,889,668	(4)	$30.44	6,758,880	(6)
Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	21,889,668		$30.44	6,758,880

(1)
Consists of the 2020 Plan, the Revolution Medicines, Inc. Employee Stock Purchase Plan (the “ESPP”), and the Revolution Medicines, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”). No shares remain available for future issuance under the 2014 Plan.

(2)
The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) five percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 46,173,732 shares of stock may be issued upon the exercise of incentive stock options.

(3)
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) one percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 7,564,123 shares of stock may be issued under the ESPP. The maximum number of shares that may be issued under the ESPP in the purchase period that includes December 31, 2025 based on the number of participants at December 31, 2025 was 575,868 shares.

(4)
Number of securities includes options to purchase 17,997,616 shares of common stock and 3,892,052 shares of common stock subject to vesting under RSUs. There are no warrants or rights outstanding under our equity compensation plans.

(5)	The calculation of the weighted-average exercise price only includes outstanding options. No exercise price will be paid for shares issued on vesting of RSUs.
(6)
As of December 31, 2025, a total of 6,758,880 shares of common stock were available for issuance under our equity compensation plans, consisting of (a) 5,363,603 shares available for future issuance under the ESPP and (b) 1,395,277 shares available for future issuance under the 2020 Plan.

Compensation Risk Assessment
Management has conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten us. No such plans or practices were identified. The Compensation Committee has reviewed and agrees with management’s conclusion.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2026 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the “2025 Summary Compensation Table” above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2026, and any restricted stock units that vest within 60 days of March 31, 2026, are deemed to be outstanding and to be beneficially owned by the person holding the stock options and restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 200,170,314 shares of our common stock issued and outstanding on March 31, 2026. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Revolution Medicines, Inc., 700 Saginaw Drive, Redwood City, California 94063.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days		Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
Entities affiliated with Farallon Capital Partners, L.P.(1)	14,476,064	120,085	(2)	14,596,149	7.3%
Entities affiliated with Janus Henderson Group PLC(3)	11,356,054	—		11,356,054	5.7%
Named Executive Officers and Directors:
Mark A. Goldsmith, M.D., Ph.D.(4)	798,456	1,935,784		2,734,240	1.4%
Jack Anders(5)	68,912	235,053		303,965	*
Stephen M. Kelsey, M.D., FRCP, FRCPath(6)	211,148	494,704		705,852	*
Margaret Horn, J.D.(7)	84,520	673,223		757,743	*
Jeffrey Cislini.(8)	10,393	200,407		210,800	*
Elizabeth McKee Anderson(9)	47,063	102,823		149,886	*
Flavia Borellini, Ph.D.(10)	21,882	78,073		99,955	*
Alexis Borisy(11)	2,335,742	144,675		2,480,417	1.2%
Frank K. Clyburn, Jr.(12)	2,888	15,481		18,369	*
Sushil Patel, Ph.D.(13)	19,948	61,845		81,793	*
Sandra J. Horning, M.D.(14)	89,932	40,914		130,846	*
Thilo Schroeder, Ph.D.(15)	7,601,087			7,601,087	3.8%
Lorence Kim, M.D.(16)	69,948	71,155		141,103	*
All directors and executive officers as a group (15 persons)(17)	11,361,919	4,061,956		15,423,875	7.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based solely on the Schedule 13G/A filed with the SEC on February 9, 2026 by Farallon Capital Partners, L.P. and its affiliates (“Farallon Capital Partners”), reflecting information as of December 31, 2025. Farallon Capital Partners had sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 14,702,881 shares and shared dispositive power with respect to 14,702,881 shares. Farallon Capital Partners reports its address as c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(2)	Represents warrants to purchase shares of our common stock.
(3)

Based solely on the Schedule 13G/A filed with the SEC on November 14, 2025 by Janus Henderson Group PLC reflecting information as of September 30, 2025. Janus Henderson Group PLC and its affiliates had sole voting power with respect to 0 shares, sole dispositive power with respect to 0 shares, shared voting power with respect to 11,198,664 shares and shared dispositive power with respect to 11,198,664 shares. Janus Henderson Group PLC reports its address as 201 Bishopsgate EC2M 3AE, United Kingdom.

(4)

Consists of (i) 75,548 shares of common stock held by Dr. Goldsmith, (ii) 64,424 shares of common stock held by the Jonathan Goldsmith Revocable Trust, (iii) 64,424 shares of common stock held by the Rebecca Eve Goldsmith Trust under the Goldsmith Children’s 2011 Irrevocable Education Trust, dated December 15, 2011, (iv) 594,060 shares of common stock directly held by Mark A. Goldsmith and Anne E. Midler 2002 Revocable Living Trust and (v) 1,935,784 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(5)

Consists of (i) 68,912 shares of common stock held by Mr. Anders and (ii) 235,053 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(6)

Consists of (i) 211,148 shares of common stock held by Dr. Kelsey and (ii) 494,704 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(7)	Consists of (i) 84,520 shares of common stock held by Ms. Horn and (ii) 673,223 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(8)

Consists of (i) 10,393 shares of common stock held by Mr. Cislini and (ii) 200,407 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(9)

Consists of (i) 20,073 shares of common stock held by Ms. Anderson, (ii) 26,990 shares of common stock held by the David W. Anderson 1996 Irrevocable Trust and (iii) 102,823 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(10)

Consists of (i) 21,882 shares of common stock held by Dr. Borellini and (ii) 78,073 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(11)

Consists of (i) 2,335,742 shares of common stock held by Mr. Borisy and (ii) 144,675 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(12)	Consists of (i) 2,888 shares of common stock held by Mr. Clyburn and (ii) 15,481 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(13)	Consists of (i) 19,948 shares of common stock held by Dr. Patel and (ii) 61,845 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(14)

Consists of (i) 89,932 shares of common stock held by Dr. Horning and (ii) 40,914 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(15)

Consists of (i) 3,590,313 shares of common stock held by Nextech V Oncology S.C.S., SICAV-SIF (“Nextech V”), (ii) 1,153,293 shares of common stock held by Nextech VI Oncology SCSp (“Nextech VI”), (iii) 2,096,612 shares of common stock held by Nextech Crossover I SCSp (“Nextech Crossover I”) and (iv) 760,869 shares of common stock held by Nextech VIII SCSP (“Nextech VIII”). Nextech Invest AG is the investment advisor of Nextech V, Nextech VI, Nextech Crossover I and Nextech VIII. Nextech Invest AG reports its address as Bahnhofstrasse 18, CH-8001 Zurich. Dr. Schroeder disclaims beneficial ownership of all such shares except to the extent of his pecuniary interests therein. Dr. Schroeder is a managing member of Nextech Invest AG.

(16)	Consists of (i) 69,948 shares of common stock held by Dr. Kim and (ii) 71,155 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(17)

Consists of (i) 11,361,919 shares of common stock held by our directors and executive officers as a group and (ii) 4,061,956 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2025.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Revolution Medicines stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your Broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your Broker, (2) direct your written request to the Secretary of the Company, 700 Saginaw Drive, Redwood City, California 94063, or (3) contact the Company at (650) 481-6801. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their Broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder of Revolution Medicines, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available free of charge at the SEC’s website at www.sec.gov or upon written request to the Secretary of the Company. All requests should be directed to the Secretary of the Company, 700 Saginaw Drive, Redwood City, California 94063.

By Order of the Board of Directors

/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
Chair of the Board, Chief Executive Officer and President

April 27, 2026

REVOLUTION MEDICINES, INC.

700 SAGINAW DR.

REDWOOD CITY, CA 94063

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RVMD2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

This proxy is solicited on behalf of the Board of Directors of Revolution Medicines, Inc.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96593-P45570         KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.       DETACH AND RETURN THIS PORTION ONLY

 REVOLUTION MEDICINES, INC.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; FOR the ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; and FOR the approval, on a non-binding, advisory basis, of the Say-On-Pay proposal as described in Proposal No. 3 of the Proxy Statement.

		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	To elect two Class III directors to hold office until the 2029 Annual Meeting of Stockholders or until his successor is elected;

	Nominees: 01) Alexis Borisy 02) Mark A. Goldsmith, M.D., Ph.D.					For	Against	Abstain

2.

To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026; and

						☐	☐	☐

3.

To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”).

						☐	☐	☐

NOTE: The proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report on Form 10-K of Revolution Medicines, Inc. are available at

www.proxyvote.com.

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V96594-P45570

REVOLUTION MEDICINES, INC.

Annual Meeting of Stockholders

June 18, 2026, 7:30 a.m. PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark A. Goldsmith, M.D., Ph.D. and Jeffrey Cislini, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REVOLUTION MEDICINES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m. PDT on June 18, 2026, at www.virtualshareholdermeeting.com/RVMD2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side